EXHIBIT 4.14

FIFTH AMENDMENT TO CREDIT AGREEMENT

          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 31, 2004 (this "Amendment"), is among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the "Company"), the Foreign Subsidiary Borrowers (collectively with the Company, the "Borrowers" and each a "Borrower"), the lenders party hereto from time to time (collectively, the "Banks" and, individually, a "Bank"), Bank One, Michigan, a Michigan banking corporation, as Agent, Harris Trust and Savings Bank, as syndication agent (in such capacity, the "Syndication Agent") and Comerica Bank, as documentation agent (in such capacity, the "Documentation Agent").

RECITAL

          The Borrowers, the Banks party thereto and the Agent are parties to a Credit Agreement dated as of May 29, 2001, as amended by a First Amendment to Credit Agreement dated as of February 8, 2002, a Second Amendment to Credit Agreement dated as of August 30, 2002, a Third Amendment to Credit Agreement dated as of December 19, 2002 and a Fourth Amendment to Credit Agreement dated as of April 30, 2003 (the "Credit Agreement"). The Borrowers desire to amend the Credit Agreement and the Agent and the Banks are willing to do so in accordance with the terms hereof.

TERMS

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

          The Credit Agreement is amended as follows:

          1.1          Section 3.7(a) is restated as follows:

          (a)          Amount of Swing Line Loans. Any U.S./U.K. Borrower may request the Agent to make, and the Agent may, in its sole discretion from time to time prior to the Termination Date, make Swing Line Loans in any permitted Agreed Currencies requested by such U.S./U.K. Borrower from time to time prior to the Termination Date in an aggregate principal amount outstanding at any one time not to exceed the U.S. Dollar Amount of $15,000,000. Notwithstanding the preceding sentence of this Section 3.7(a), the U.S. Dollar Amount of the Aggregate Outstanding U.S./U.K. Credit Exposure shall not at any time exceed the Aggregate U.S./U.K. Revolving Commitments. Within the limits of this Section 3.7, so long as the Agent, in its sole discretion, elects to make, or arrange for Swing Line Loans, the U.S./U.K. Borrowers may borrow and reborrow under this Section 3.7.

ARTICLE 2.
REPRESENTATIONS

          Each Borrower represents and warrants to the Agent and the Banks that:

          2.1          The execution, delivery and performance by each Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in con-

travention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property may be bound or affected.

          2.2          This Amendment is the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          2.3          After giving effect to the amendments herein contained, the representations and warranties contained in the Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof .

          2.4          After giving effect to the amendments herein contained, no Event of Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS PRECEDENT.

          This Amendment shall be effective as of the date hereof when it shall be executed by the Borrowers, the Required Banks and the Agent.

ARTICLE 4.
MISCELLANEOUS.

          4.1          References in the Credit Agreement and any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

          4.2          Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          4.3          This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

WOLVERINE WORLD WIDE, INC.

By:
Its:

HUSH PUPPIES CANADA FOOTWEAR, LTD.

By:
Its:

HUSH PUPPIES (U.K.) LTD.

By:
Its:

MERRELL (EUROPE) LIMITED

By:
Its:

MERRELL EUROPE B.V., f/k/a Wolverine Europe B.V.

By:
Its:

WOLVERINE EUROPE LIMITED

By:
Its:

WOLVERINE WORLD WIDE EUROPE LIMITED

By:
Its:

BANK ONE, NA,
as a Bank and as Agent

By:

Its:

HARRIS TRUST AND SAVINGS BANK,
as a Bank and as Syndication Agent

By:

Its:

COMERICA BANK,
as a Bank and as Documentation Agent

By:

Its:

STANDARD FEDERAL BANK N.A.

By:

Its:

NATIONAL CITY BANK OF THE MIDWEST (f/k/a National City Bank of Michigan/Illinois)

By:

Its:

FIFTH THIRD BANK

By:

Its:

BANK ONE, NA, CANADA BRANCH

By:

Its: